Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby severally constitutes and appoints Eric P. Hansotia, Damon Audia and Roger N. Batkin, and each of them singly, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, this Registration Statement and any and all amendments to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable AGCO Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Date: March 5, 2024

/s/ Eric P. Hansotia	/s/ George E. Minnich
Eric P. Hansotia	George E. Minnich

/s/ Michael C. Arnold	/s/ Niels Pörksen
Michael C. Arnold	Niels Pörksen

/s/ Sondra L. Barbour	/s/ David M. Sagehorn
Sondra L. Barbour	David M. Sagehorn

/s/ Suzanne P. Clark	/s/ Mallika Srinivasan
Suzanne P. Clark	Mallika Srinivasan

/s/ Bob De Lange	/s/ Matthew Tsien
Bob De Lange	Matthew Tsien